UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

04-3692546
(IRS Employer Identification No.)

88 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective December 15, 2016, the Board of Directors (the “Board”) of Verifone Systems, Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Restated Bylaws”) to implement proxy access and amend certain provisions providing for advance notice of nominations for director and stockholder proposals.

A new Section 2.13 permits a stockholder (or a group of up to 20 stockholders) owning at least 3% of the number of the Company’s outstanding shares of common stock, continuously for at least three years, to include director nominees in the Company’s annual meeting proxy materials, provided that the stockholders and nominees satisfy the requirements specified in the Restated Bylaws. The Company is not required to include in the proxy statement more nominees than that number of directors constituting the greater of two directors or 20% of the Board, subject to reduction in certain circumstances. The Company’s obligation to include director nominees in the Company’s annual meeting proxy materials is also subject to certain exceptions as set forth in the Restated Bylaws. Written notice of the nomination(s) must be submitted to the Secretary of the Company at its principal executive office no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting of stockholders.

In addition, the advance notice provisions for election of directors and for other business to be transacted at the annual meeting pursuant to Section 2.11 and Section 2.12, respectively, have been amended in the Restated Bylaws to include customary provisions for additional information to be provided on matters such as whether the stockholder is providing the notice at the request of a beneficial owner of the Company’s shares; whether the stockholder, any such beneficial owner or any proposed nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by such stockholder or such beneficial owner in the Company or the matter the stockholder’s notice relates to and the details thereof (the stockholder, any beneficial owner on whose behalf the notice is being delivered, any proposed nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are referred to as “interested persons”); the name and address of all interested persons; the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the stockholder’s notice by or for the benefit of any interested person with respect to the Company or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Company, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Company or its subsidiaries), or to increase or decrease the voting power of such interested person and a summary of the material terms thereof; and information that the Company reasonably requests as to a proposed nominee’s independence, including the completion of a directors questionnaire. The Restated Bylaws also include other changes to the provisions in Sections 2.11 and 2.12 to account for proxy access and certain other administrative and conforming changes, including providing that a stockholder’s notice under the advance notice bylaws may not be received more than 120 days prior to the date of the anniversary of the prior year’s annual meeting.

This description is only a summary of the amendments made in the Restated Bylaws and is qualified in its entirety by reference to the Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amended and Restated Bylaws of Verifone Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

                                         By:  /s/ Albert Liu
                                          Name: Albert Liu
Title: Executive Vice President, Corporate Development,                          General Counsel & Head of China

Date: December 20, 2016

EXHIBIT INDEX

Exhibit No.    Description

3.1	Amended and Restated Bylaws of Verifone Systems, Inc.